EXHIBIT II

                            PARENTS AND SUBSIDIARIES

                                                                                                PERCENTAGE OF
                                                                        STATE OR COUNTRY      VOTING SECURITIES
                                                                        OF INCORPORATION        OWNED BY ITS
                                                                        OR ORGANIZATION       IMMEDIATE PARENT
                                                                      --------------------  ---------------------
Registrant:
  International Business Machines Corporation.......................  New York
Subsidiaries:
  IBM Credit Corporation............................................  Delaware                          100
  Integrated Systems Solutions Corp.................................  Delaware                          100
  Altium............................................................  California                        100
  Metaphor..........................................................  Delaware                          100
  IBM World Trade Corporation.......................................  Delaware                          100
     IBM Americas/Far East Systems Corporation......................  Delaware                          100
     IBM Asia Pacific Service Corporation...........................  Japan                             100
     IBM China/Hong Kong Corporation................................  Delaware                          100
     IBM World Trade Venture Corporation............................  Delaware                          100
     IBM World Trade Asia Corporation...............................  Delaware                          100
     WTC Insurance Corporation, Ltd. ...............................  Bermuda                           100
     IBM Foreign Sales Corporation, Ltd. ...........................  Jamaica                           100
     IBM Argentina, S.A. ...........................................  Argentina                         100(F)
     IBM Australia Ltd. ............................................  Australia                         100
     IBM Bahamas Ltd. ..............................................  Bahamas                           100
     IBM de Bolivia, S.A. ..........................................  Bolivia                           100
     IBM Brasil-Industria, Maquinas e Servicos Ltda.................  Brazil                            100(F)
     IBM Canada Limited--IBM Canada Limitee.........................  Canada                            100
     IBM China Company Limited......................................  China                             100
     IBM de Chile S.A.C.............................................  Chile                              90(I)
     IBM de Colombia, S.A. .........................................  Colombia                           90(E)
     IBM del Ecuador, C.A...........................................  Ecuador                           100
     IBM Southeast Asia Services Ltd. ..............................  Hong Kong                         100
     IBM Japan, Ltd. ...............................................  Japan                             100
     IBM Korea, Inc. ...............................................  Korea (South)                     100
     IBM de Mexico, S.A. ...........................................  Mexico                            100(B)
     IBM New Zealand Ltd. ..........................................  New Zealand                       100
     IBM del Peru, S.A. ............................................  Peru                              100
     IBM Latin American Region S.A. ................................  Peru                              100
     IBM World Trade Asia-Pacific Corp..............................  Philippines                       100(B)
     IBM Philippines, Incorporated..................................  Philippines                       100(B)
     IBM Singapore Pte. Ltd. .......................................  Singapore                         100
     IBM Taiwan Corporation.........................................  Taiwan                            100
     IBM Thailand Company Ltd. .....................................  Thailand                          100(B)
     IBM del Uruguay, S.A. .........................................  Uruguay                           100
     IBM de Venezuela, S.A. ........................................  Venezuela                         100
     IBM World Trade Europe/Middle East/
        Africa Corporation..........................................  Delaware                          100
        IBM Trade Development Inc. .................................  Delaware                          100
        IBM Eastern Europe Inc. ....................................  Delaware                          100
        IBM Oesterreich, Internationale Bueromaschinen Gesellschaft
        m.b.H. .....................................................  Austria                           100

                                                                                                PERCENTAGE OF
                                                                        STATE OR COUNTRY      VOTING SECURITIES
                                                                        OF INCORPORATION        OWNED BY ITS
                                                                        OR ORGANIZATION       IMMEDIATE PARENT
                                                                      --------------------  ---------------------
     IBM World Trade Europe/Middle East/
        Africa Corporation (continued)
        International Business Machines of Belgium S.A. ............  Belgium                           100(B)
        IBM Ceska Republika spol. s.r.o. ...........................  Czech Republic                    100
        IBM Slovensko spol. s.r.o. .................................  Slovak Republic                   100
        IBM Danmark A/S.............................................  Denmark                            52(G)
        Oy International Business Machines Ab.......................  Finland                            75(G)
        Compagnie IBM France, S.A. .................................  France                            100(B)
        IBM Eurocoordination, S.A. .................................  France                         --    (C)
        IBM Distribution and Support, S.A. .........................  France                            100(B)
        IBM Europe, S.A. ...........................................  France                            100(B)
        IBM Trade Development, S.A. ................................  France                            100(B)
        IBM Beteiligungs GmbH.......................................  Germany                           100
        IBM Deutschland GmbH........................................  Germany                            72(H)
        International Business Machines Corporation Magyarorszagi
        Kft.........................................................  Hungary                           100
        IBM Ireland Ltd. ...........................................  Ireland                           100(D)
        IBM SEMEA S.p.A. ...........................................  Italy                             100
           IBM Hellas Information Handling Systems S.A. ............  Greece                            100(D)
           IBM Israel Ltd. .........................................  Israel                            100(D)
           Companhia IBM Portuguesa, S.A. ..........................  Portugal                          100(B)
           IBM (International Business Machines) Turk Ltd.
           Sirketi..................................................  Turkey                            100(A)
        IBM Nederland, N.V. ........................................  Netherlands                       100
           IBM International Finance N.V............................  Netherlands                       100
        IBM Polska Sp. z.o.o. ......................................  Poland                            100
        International Business Machines A/S.........................  Norway                             60(G)
        IBM East Europe/Asia Ltd. ..................................  Russia                            100(D)
        IBM Slovenija d.o.o. .......................................  Slovenia                          100
        International Business Machines, S.A. ......................  Spain                             100(B)
        IBM Nordic Aktiebolag.......................................  Sweden                            100
           IBM Svenska Aktiebolag...................................  Sweden                            100
        IBM (Schweiz)--IBM (Suisse)--IBM (Svizzera)--
           IBM (Switzerland)........................................  Switzerland                       100
        IBM United Kingdom Holdings Ltd. ...........................  United Kingdom                    100

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
      (A)  Minor percentage owned by IBM World Trade Europe/Middle East/Africa Corporation.
      (B)  Minor percentage held by other shareholders, subject to repurchase option.
      (C)  IBM Eurocoordination, S.A. is owned approximately 14% each by subsidiaries located in France, Germany, Italy and the United Kingdom and approximately 4% each by subsidiaries located in Austria, Belgium, Denmark,
           Finland, Ireland, Netherlands, Norway, Portugal, Spain, Sweden and Switzerland and by six other minority shareholders.
      (D)  Minor percentage owned by IBM World Trade Corporation.
      (E)  Remaining percentage owned by IBM World Trade Asia Corporation.
      (F)  Minor percentage owned by IBM Americas/Far East Systems Corporation.
      (G)  IBM Nordic Aktiebolag (100% owned by IBM World Trade Europe/Middle East/Africa Corporation) owns the remaining percentage.
      (H)  IBM World Trade Corporation owns 10% and IBM Beteiligungs GmbH owns 18%.
      (I)  Remaining percentage owned by IBM Americas/Far East Systems Corporation.